UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 38th Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Notes

As previously disclosed on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 16, 2017, on March 15, 2017, Bioptix, Inc. (the "Company") entered into separate securities purchase agreements (the "Purchase Agreements") pursuant to which it agreed to sell up to $4,750,000 of principal amount of convertible promissory notes (the "Notes") and three year warrants to purchase shares of the Company's common stock, no par value per share (the "Common Stock") (the "Warrants") to accredited investors (the "Investors")(the "Private Placement").  On March 16, 2017, the Company satisfied all closing conditions and closed the Private Placement. The Notes were issued to each Investor in such Investor's subscription amount and are convertible into shares of Common Stock at an initial conversion price of $2.50 (the "Conversion Price").  Each Warrant is exercisable into shares of Common Stock at an exercise price equal to $3.56 per share.

The Notes are convertible at the Conversion Price at any time after the Company has received (i) NASDAQ Approval (as defined in the Purchase Agreement) and (ii) Shareholder Approval (as defined in the Notes).  The Company is prohibited from effecting a conversion of any Note to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of such Note.

Pursuant to the Purchase Agreement, within 45 days of closing, the Company shall file a preliminary proxy statement for a special meeting of its stockholders, in order to submit to its stockholders a proposal to approve an amendment to the Company's Articles of Incorporation authorizing the creation of 15,000,000 shares of "blank check" preferred stock and, thereafter, the Company shall designate  shares of preferred stock as "Series A Preferred Stock" by filing a Certificate of Designations, Preferences and Rights of 0% Series A Convertible Preferred Stock (the "Certificate of Designations") with the Secretary of State (such date of filing, the "Filing Date"). On the Filing Date, the Notes shall automatically, and without any further action on the part of the Investors, be exchanged for shares of Series A Convertible Preferred Stock (the "Preferred Shares") based on a ratio of $1.00 of stated value of Preferred Share for each $1.00 of then outstanding principal amount plus any accrued but unpaid interest thereon, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

The Warrants are exercisable, at a price of $3.56 per share, subject to adjustment, and expire three years from the date of issuance. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant.

The conversion of the Notes (and Preferred Shares) and exercise of the Warrants are subject to the approval of the Company's stockholders pursuant to rules of The NASDAQ Stock Market LLC.

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.  Additionally, the Company entered into separate registration rights agreements (the "Registration Rights Agreement") with each of the Investors, pursuant to which the Company will undertake to file a registration statement to register the shares of Common Stock issuable upon (i) conversion of the Notes; (ii) exercise of the  Warrants and (iii) conversion of the Preferred Shares issued or issuable pursuant to the Purchase Agreement, within forty-five days following the date of closing, to cause such registration statement to be declared effective by the Securities and Exchange Commission within one hundred and twenty days of the filing date and to maintain the effectiveness of the registration statement until all of such shares of Common Stock registered have been sold or are otherwise able to be sold pursuant to Rule 144.  In the event the Company fails to file, or obtain effectiveness of, such registration statement with the given period of time, the Company will be obligated to pay liquidated damages to the Investors for every thirty-days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

The proceeds of the Private Placement were deposited into an escrow account with Signature Bank, as escrow agent (the "Escrow Agent") pursuant to an escrow deposit agreement (the "Cash Escrow Agreement") entered into by and between the Company, the Lead Investor (as defined in the Purchase Agreement) and the Escrow Agent.  The Notes, Warrants and Preferred Shares (when exchanged for the Notes) were or will be deposited and delivered to Corporate Stock Transfer, Inc., as securities escrow agent (the "Securities Escrow Agent") pursuant to an escrow agreement (the "Securities Escrow Agreement"), entered into by and between the Company, the Lead Investor (as defined in the Purchase Agreement) and the Securities Escrow Agent all to be held in escrow pending the occurrence or non-occurrence of a Qualified Transaction (as defined in the Purchase Agreement).

Canaccord Genuity, Inc. acted as financial advisor to the Company in the financing.

The foregoing description of the Purchase Agreement, Registration Rights Agreement, Cash Escrow Agreement, Securities Escrow Agreement, Certificate of Designation, Note and Warrant is not complete and is qualified in its entirety by reference to the full text of the Form of Purchase Agreement, Form of Registration Rights Agreement, Form of Cash Escrow Agreement, Form of Securities Escrow Agreement, Form of Certificate of Designation, Form of Note and Form of Warrant, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 3.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Private Placement of Notes

On March 16, 2017, the Company completed the closing of the Private Placement and issued the Notes in an aggregate principal amount of $4,750,000 and Warrants, to purchase an aggregate of 2,800,000 shares of Common Stock, in consideration for aggregate gross proceeds of $4,750,000. The details of this transaction are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.

The Notes, the Warrants, the shares of Common Stock issuable upon conversion of the Notes and the Preferred Shares (when exchanged for Notes) and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Form of Certificate of Designations
4.1	Form of Note
4.2	Form of Warrant
10.1	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Cash Escrow Agreement
10.4	Form of Securities Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
March 17, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer